Exhibit 10.21

Confidential Treatment Requested by MeiraGTx Holdings plc

LICENCE AGREEMENT

between

UCL Business Plc

and

MeiraGTx UK II Limited

and

MeiraGTx Limited

and

MeiraGTx Holdings plc

Dated: 29 January 2019

Ref: [***] (CNGB3)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

INDEX
1.	Definitions	2

2.	Grant of Rights	5

3.	Know-how and Confidential Information	8

4.	Consideration	11

5.	Commercialisation	15

6.	Access to Medicines and Ethical Licensing	18

7.	Compliance with Laws	19

8.	Intellectual Property	20

9.	Warranties and Liability	22

10.	Duration and Termination	27

11.	General	31

Schedule 1 Licensed Technology		37

Schedule 2 Appointment of Expert		38

Schedule 3 Definition of Tobacco Industry Funding (Revised 2009)		39

Schedule 4 Initial Development Plan		40

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

THIS AGREEMENT is made 29 January, 2019

BETWEEN:

(1)

UCL BUSINESS PLC, a company incorporated in England and Wales under company registration number 02776963 whose registered office is The Network Building, 97 Tottenham Court Road, London W1T 4TP (“UCLB”);

and

(2)

MEIRAGTX UK II LIMITED, a company incorporated in England and Wales with registered number 09348737 and having its registered office at 92 Britannia Walk, London, United Kingdom, N1 7NQ (the “Licensee”); and

(3)	MEIRAGTX LIMITED, a company incorporated in England and Wales with registered number 09501998 and having its registered office at 92 Britannia Walk, London, United Kingdom, N1 7NQ (“Meira”); and

(4)

for the purposes of Section 4.1 only, MEIRAGTX HOLDINGS PLC, a company incorporated in England and Wales with registered number BR020669 and having its UK establishment address at 92 Britannia Walk, London, United Kingdom, N1 7NQ.

WHEREAS:

A.

University College London (“UCL”) has developed certain ocular gene technologies and owns certain intellectual property rights relating to those gene therapies that the Licensee wishes to acquire rights to for the development and commercialisation of Licensed Products.

B.	UCL has assigned to UCLB all of its right, title and interest in and to such property.

C.

The Parties previously entered into a certain License Agreement dated as of February 4, 2015 (the “Original Commencement Date”), amended on March 27, 2015, July 28, 2017, and December 14, 2017, as well as a certain Licence Addendum Number 1 dated 4 February 2015 (collectively, the “Original Agreement”).

D.

The Parties now desire to amend the Original Agreement to exclude the Specified Technology [***] and to terminate the Licence Addendum Number 1, and enter into a new agreement for the Specified Technology [***] on the terms set out in this Agreement.

E.

It is the policy of UCLB that its activities in licensing intellectual property take into consideration ethical and socially responsible licensing principles, including ensuring that Licensed Products are made available to fulfil unmet needs in developing countries, and the Licensee acknowledges and agrees to carry out its activities under this Agreement in a manner which complies with ethical and socially responsible licensing principles and which is designed to fulfil such needs, all in accordance with the provisions of this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement:

Agreement means this agreement (including the Schedules);

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Affiliate in relation to a Party, means any entity or person that Controls, is Controlled by, or is under common Control with that Party;

Claims means all demands, claims and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, costs and expenses of any nature whatsoever and all costs and expenses (including legal costs) incurred in connection therewith;

Commencement Date means the date of this Agreement;

Competing Product means [***];

Confidential Information means the Know-how, the Materials and all other technical or commercial information that:

a)

in respect of information provided in documentary form or by way of a model or in other tangible form, at the time of provision is marked or otherwise designated to show expressly that it is imparted in confidence or which a reasonable person would expect to be confidential; and

b)

in respect of information that is imparted orally, any information that the Disclosing Party or its representatives informed the Receiving Party at the time of disclosure or which a reasonable person would expect to be confidential;

Control means direct or indirect beneficial ownership of 50% (or, outside a Party’s home territory, such lesser percentage as is the maximum permitted level of foreign investment) or more of the share capital, stock or other participating interest carrying the right to vote or to distribution of profits of that Party, as the case may be;

Diligent Efforts means, with respect to efforts to be expended by the Licensee with respect to any objective under this Agreement, diligent, reasonable, good faith efforts to accomplish such objective [***], it being understood and agreed that with respect to the research, development, or commercialization of a product, such efforts will be substantially equivalent to those that would normally be exerted or employed by [***], when utilizing sounds and reasonable scientific, medical and business practice and judgment;

Disclosing Party has the meaning given in Clause 3.2;

Field means ocular gene therapy;

First Commercial Sale means the first sale to a third party of a Licensed Product in a given regulatory jurisdiction after all regulatory and marketing approvals have been obtained for such Licensed Product in such jurisdiction. A sale shall not be deemed to have occurred if a Licensed Product is provided pursuant to an early access or compassionate use;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Indemnitees has the meaning given in Clause 9.7;

Intellectual Property means any and all patents, utility models, registered designs, unregistered design rights, copyright, database rights, rights in respect of confidential information, rights under data exclusivity laws, rights under orphan drug laws, rights under unfair competition laws, property rights in biological or chemical materials, extension of the terms of any such rights (including supplementary protection certificates), applications for and the right to apply any of the foregoing registered property and rights, and similar or analogous rights in any part of the Territory;

Know-how means:

a)	the inventions claimed in the Patents; and

b)	the technical information relating to the inventions claimed in the Patents and data described in the Part B of Schedule 1;

Licensed Products means any and all products that are developed, manufactured, used, or sold by or on behalf of the Licensee or its Affiliates or Sub-licensees and which (a) are within (or are manufactured using a process described in) any claim of the Patents; and/or (b) incorporate, or their development or manufacture makes use of, any of the Know-how and/or the Materials;

Licensed Technology means the Patents, the Know-how and the Materials set out in Schedule 1;

Materials means any and all of the materials referred to in Part C of Schedule 1;

Net Sales Value means in respect of [***]

Original Commencement Date has the meaning given in the Recitals;

Original Agreement has the meaning given in the Recitals;

Parties means UCLB, the Licensee and Meira, and “Party” shall mean either of them;

Patent Costs means [***].

Patents means any and all of the patents and patent applications referred to in Part A of Schedule 1;

Principal Investigators means [***].

Receiving Party has the meaning given in Clause 3.2;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

Regulatory Exclusivity means, with respect to a Licensed Product, any exclusive rights or protection which are recognised, afforded or granted by any regulatory authority in any country or region with respect to the Licensed Product other than through patent rights;

Sub-licensee means any third party (other than an Affiliate) to whom the Licensee grants a sub-licence of its rights under this Agreement in accordance with Clause 2.3;

Territory means worldwide;

Valid Claim means a claim of a patent or patent application that has not been abandoned or allowed to lapse or expired or been held invalid or unenforceable by a court of competent jurisdiction in a final and non-appealable judgment.

2.	GRANT OF RIGHTS

2.1	Licence

UCLB hereby grants to the Licensee and its Affiliates, and the Licensee hereby accepts on its own behalf and on behalf of its Affiliates, subject to the provisions of this Agreement:

2.1.1

an exclusive (even as to UCL) licence under the Patents, the Know-how and the Materials, with the right to sub-license, subject to Clause 2.3, to develop, commercialise, manufacture, have manufactured, use, sell and have sold Licensed Products only in the Field and in the Territory.

2.2

UCLB shall at the Licensee’s request and cost execute such formal licences as may be necessary to enable the Licensee to register the licences granted to it under this Agreement with the Patent Offices in the relevant Territory. Such formal licence will reflect the terms of this Agreement where possible and for the avoidance of doubt if there is a conflict in the terms of such formal licence and this Agreement, the terms of this Agreement shall prevail. [***].

2.3	Sub-Licensing

The Licensee shall have the right to grant sub-licenses under the license in Clause 2.1 to its Affiliates or other third parties through one or more levels of Sub-licensees except that the Licensee may not grant such a sub-license to any person or the Affiliates of any person involved in: the tobacco industry (as defined by the Cancer Research UK Code of Practice on Tobacco Industry Funding to Universities detailed in Schedule 3); arms dealing; gambling operations; the promotion of violence; child labour or any other illegal activity. A grant of any sub-licence shall be conditioned on the following:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(a)

The Licensee shall enter into a written agreement with each Sub-licensee and shall ensure that the provisions of each sub-licence are consistent with the provisions of this Agreement, and the Licensee shall ensure that:

(i)	the sub-licence sets out all the proposed terms agreed between the Licensee and the Sub-licensee, including, in particular, all terms as to remuneration;

(ii)	the Sub-licensee will maintain complete and accurate records in sufficient detail to permit UCLB to confirm the accuracy of the calculation of royalty payments under this Agreement; and

(iii)	the sub-licence imposes obligations of confidentiality on the Sub-licensee which are no less onerous than those set out in Clause 3.2.

(b)	The Licensee shall procure that each Sub-licensee complies fully at all times with the provisions of its sub-licence.

(c)	The Licensee shall be liable for all acts and omissions of its Sub-licensees that, if committed by the Licensee, would constitute a breach of any of the provisions of this Agreement.

(d)

The Licensee shall provide UCLB with a copy of any sub-licence [***] ([***]) days after execution of such sub-licence, provided that the Licensee may redact confidential or proprietary terms from such copy, including financial terms.

(e)

Each sub-licence shall terminate automatically upon termination of this Agreement for any reason (but not expiry of this Agreement under Clause 10.1), except where the Sub-licensee was not implicated in or at fault in any circumstances which led to the termination of this Agreement, UCLB shall on receiving a written request from the relevant Sub-licensee within [***] ([***]) days following the date of termination of this Agreement enter into a licence agreement with the Sub-licensee for the Licensed Technology on terms substantially the same as the terms set out in this Agreement (except that the Sub-licensee shall not be obliged to pay to UCLB any sums equivalent to those sums set out in Clauses 4.1 or 4.3 which have already been paid to UCLB by the Licensee prior to the date of termination).

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

2.4	Reservation of Rights

2.4.1	UCLB reserves for itself and UCL the non-exclusive, irrevocable, worldwide, royalty-free right to:

(a)	Use the Licensed Technology in the Field solely for academic (non-commercially funded) research, publication and teaching; and

(b)	Grant licenses to academic third parties to use the Licensed Technology in academic research collaborations with UCL and such licenses shall not be sublicensable; and

(c)	Grant license of the Licensed Technology to post graduate student of UCL for the purpose of conducting a programme of post graduate academic research and such licenses shall not by sublicensable.

In exercising the rights described in Clause 2.4.1(b) and (c), UCL and UCLB shall comply with the provisions of Clause 3 as regards confidentiality of the Know-how.

2.4.2

UCL and UCLB will refer a request from a third party for a licence to use the Patents in clinical trials or for diagnostic purposes involving human subjects to the Licensee, and the Licensee shall liaise directly with such third party.

2.4.3

Except for the licences expressly granted by this Clause 2, UCLB grants no rights to the Licensee under this Agreement to or under any intellectual property other than the Patents, the Know-how and the Materials and hereby reserves all rights under the Patents, the Know-how and the Materials outside the Field.

2.4.4

Nothing in this Agreement shall limit or otherwise affect UCL’s ability to apply for noncommercial grant funding or comply with such grant terms and conditions. In the event that any terms of this Agreement conflicts with the terms of any non-commercial grant funding, the Parties shall negotiate in good faith to amend the terms of this Agreement to allow UCL to access such funding provided that nothing herein shall require the Licensee to agree to alter or modify the scope of the licence granted to it in this Clause 2.

2.5	Affiliates

The Licensee shall:

2.5.1	ensure that its Affiliates comply fully with the terms of this Agreement;

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

2.5.2	be responsible for any breach of or non-compliance with this Agreement by its Affiliates as if the breach or non-compliance had been a breach or non-compliance by the Licensee;

2.5.3

indemnify in accordance with Clause 9.7 each of the Indemnitees against any Claims which are awarded against or suffered by any of the Indemnitees as a result of any breach of or non-compliance with this Agreement by its Affiliates; and

2.5.4

ensure that if any Affiliate ceases to be an Affiliate as a result of a change of Control or otherwise, that unless a sub-licence agreement in accordance with Clause 2.3 is entered into with such an Affiliate, such former Affiliate immediately upon such cessation:

(a)

ceases developing, manufacturing, having manufactured, using, selling and/ or having sold Licensed Products and ceases all use or exploitation of the Licensed Technology, for as long as any of the relevant Patents remains in force and/or the Know-how remains confidential;

(b)

returns to the Licensee or destroys any documents or other materials in the former Affiliate’s possession or under its control and that contain Confidential Information provided under this Agreement relating to the Licensed Technology and/ or Licensed Products;

(c)

to the extent possible, takes all action necessary to have any product licences, marketing authorisations, pricing and/ or reimbursement approvals (and any applications for any of the foregoing) which relate to Licensed Products transferred into the name of the Licensee.

2.6	Use of Licensed Technology in Combination

UCLB acknowledges and agrees that the Licensee shall be entitled to use the Licensed Technology in combination with other technology, patents, know-how and materials licensed by UCLB to the Licensee under separate licence agreements and with any improvements to the Licensed Technology developed or generated by the Licensee.

3.	KNOW-HOW AND CONFIDENTIAL INFORMATION

3.1	Confidentiality of Know-how and Materials

The Licensee undertakes that for so long as the Know-how and/or the Materials remains confidential, it shall (and shall ensure that its Affiliates and Sub-licensees) take all reasonable precautions to prevent unauthorised access to the Know-how and the Materials and protect the Know-how and the Materials in the same manner as it (or they) protect(s) its (or their) own

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

proprietary information, and shall not (and shall ensure that its Affiliates and Sub-licensees do not) use the Know-how or the Materials for any purpose, except as expressly licensed hereby and in accordance with the provisions of this Agreement. For the avoidance of doubt, to the extent that any Materials, Know-how or information relating to the Patents falls within the public domain (without any breach of this Agreement or any other obligation of confidentiality), then UCL, the Principal Investigators and UCLB shall be free to use such information without restriction in the same way that any third party would have the freedom to use it.

3.2	Confidentiality Obligations

Each Party (“Receiving Party”) undertakes:

3.2.1

to maintain as secret and confidential all Confidential Information obtained from, in the case of UCLB, the Licensee or Meira as applicable, and in the case of the Licensee and Meira, UCLB (“Disclosing Party”) in the course of or in anticipation of this Agreement and to respect the Disclosing Party’s rights therein;

3.2.2	to use such Confidential Information only for the purposes of or as permitted by this Agreement; and

3.2.3

subject to Clause 3.3, to disclose such Confidential Information only to those of its employees, contractors, Affiliates, and Sub-licensees (if any) to whom and to the extent that such disclosure is reasonably necessary for the purposes of this Agreement.

3.3	Permitted Disclosure

3.3.1	The Licensee shall have the right to disclose Confidential Information received from UCLB to:

(a)

potential or actual customers of Licensed Products to the extent reasonably necessary to promote the sale or use of Licensed Products and provided that the customer has agreed to confidentiality provisions at least as restrictive as set forth herein;

(b)	to existing or potential Sub-licensees, collaborators, investors or lenders provided that such third parties have agreed to confidentiality provisions at least as restrictive as set forth herein; and

(c)	to its Board of Directors (or similar governing body) and its counsel, accountants and other professional advisers.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

3.4	Exceptions to Obligations

The provisions of Clause 3.2 shall not apply to Confidential Information which the Receiving Party can demonstrate by reasonable written evidence:

3.4.1

was, prior to the Original Commencement Date, in the possession of the Receiving Party and at its free disposal and was not obtained or otherwise acquired directly or indirectly from the Disclosing Party or its Affiliates or their respective employees, students or representatives; or

3.4.2	is subsequently disclosed to the Receiving Party without any obligations of confidence by a third party; or

3.4.3	is or becomes generally available to the public through no act or default of the Receiving Party or its agents, employees, Affiliates or Sub-licensees; or

3.4.4	the Receiving Party is required to disclose by or to the courts of any competent jurisdiction, or to any government regulatory agency or financial authority, provided that the Receiving Party shall:

(a)	inform the Disclosing Party as soon as is reasonably practicable;

(b)

at the Disclosing Party’s request and cost seek to persuade the court, agency or authority to have the information treated in a confidential manner, where this is possible under the court, agency or authority’s procedures; and

(c)	where the disclosure is unavoidable, limit the disclosure of Confidential information to the minimum extent required by law; or

3.4.5	which a Party is advised by its information officer that it is required to disclose under the Freedom of Information Act 2000 or the Environmental Information Regulations 2004.

3.5	Disclosure to Employees

The Receiving Party shall procure that all of its employees, contractors, Affiliates and Sub-licensees who have access to any of the Disclosing Party’s Confidential Information to which Clause 3.2 applies, shall be made aware of the obligations of confidence and are bound by obligations of confidentiality at least as restrictive as those set forth herein (which it undertakes to enforce and for which it is legally responsible) and the Receiving Party shall only disclose the Disclosing Party’s Confidential Information to those of its subsidiaries, employees, and officers as need to have access thereto wholly necessarily and exclusively for the purposes of this Agreement.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.	CONSIDERATION

4.1	Upfront Payments

Furthermore, UCLB shall receive the following one-time payments in connection with the grant of the licence in Clause 2.1:

(a) Licensee shall pay to UCLB £1,500,000 in cash within [***] ([***]) days following the Commencement Date.

(b) MeiraGTx Holdings plc shall issue £1,500,000 in securities of MeiraGTx Holdings plc [***]. The number of such securities of will be equal to the quotient resulting from dividing: (x) £1,500,000; by (y) [***].

Milestone Payments

Within [***] ([***]) days following achievement of each of the following milestone events by Licensee, its Affiliates or Sub-licensees, the Licensee shall notify UCLB in writing that the relevant milestone event has been achieved, provide documentary evidence of such achievement as appropriate and pay to UCLB, within a period of [***] ([***]) days, the amount(s) set out next to such milestone event below:

Milestone Event	Amount to be paid
[***]	£	[***	]

[***]	£	[***	]

4.2	Annual Management Fees

On each date referred to in the following table, the Licensee shall pay to UCLB the annual management fee set out next to such date in the table.

Date	Amount to be paid
Upon each anniversary of the Original Commencement Date until [***]	£50,000

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.3	Sales Linked Milestone Payments

Upon the first achievement of each of the sales linked milestones set out in the following table by the Licensee, its Affiliates or Sub-licensees, the Licensee shall notify UCLB in writing that the relevant sales linked milestone has been achieved, provide the relevant documentary evidence and pay to UCLB the amount(s) set out next to such event in the table:

Sales Linked Milestones	Amount to be paid
When Net Sales Value reaches £[***]	£	[***	]

On the next £[***] of Net Sales Value (when sales cumulatively reach £[***])	£	[***	]

On the next £[***] of Net Sales Value (When sales cumulatively reach £[***])	£	[***	]

On the next £[***] of Net Sales Value (when sales cumulatively reach £[***])	£	[***	]

On the next £[***] of Net Sales Value (when sales cumulatively reach £[***])	£	[***	]

On the next £[***] of Net Sales Value (when sales cumulatively reach £[***])	£	[***	]

4.4	Royalties on Net Sales

For each Licensed Product in each country, the Licensee shall pay to UCLB a royalty of [***]% ([***] per cent) being a percentage of the Net Sales Value of such Licensed Product sold by Licensee, its Affiliates or Sub-licensees. The Licensee’s obligations to pay such royalty for a given Licensed Product in a given country shall begin after the First Commercial Sale of such Licensed Product in such country and shall end on the later to occur of the following: (a) expiration of the last Valid Claim of a Patent claiming such Licensed Product in such country; or (b) the tenth (10th) anniversary of the date of such First Commercial Sale in such country; or (c) the expiration of any Regulatory Exclusivity with respect to such Licensed Products in the relevant country.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.5	Combination Products

If any Licensed Products are incorporated in any other product (“Combination Product”) sold by the Licensee or its Affiliates and the Licensed Product is not priced separately from the Combination Product, the Net Sales Value of such Licensed Product shall be deemed to be the fair market value of the Licensed Product in the country of sale when sold separately or if not sold separately in the country of sale, in comparable countries and territories or if neither of the foregoing apply, a reasonable amount which fairly reflects the value of the Licensed Product within the Combination Product assuming the Licensed Product is not being sold as a loss leader.

4.6	Payment Frequency

Royalties due under this Agreement, except for the payments due under Clauses, 4.1, 4.2 and 4.3, which are payable upon the date/time specified in Clauses 4.1, 4.2 and 4.3 as appropriate, shall be paid within [***] ([***]) days following the end of each calendar quarter ending on 31 March, 30 June, 30 September and 31 December in each year, in respect of sales of Licensed Products made during such quarter, and within [***] ([***]) days following the termination of this Agreement.

4.7	Payment terms

All sums due under this Agreement:

4.7.1	are exclusive of Value Added Tax which where applicable will be paid by the Licensee to UCLB in addition;

4.7.2

shall be paid in pounds sterling in cash by transferring an amount in aggregate to the following Account name: UCL Business Plc, Sort Code: 20 10 53, Account number: 30782270, Address: Barclays Bank Plc, PO Box 11345, London, W12 8GG, and in the case of income or amounts received by the Licensee or its Affiliates in a currency other than pounds sterling, the royalty shall be calculated in the other currency and then converted into equivalent pounds sterling at the relevant daily spot rate for that currency as quoted in the Financial Times newspaper on the last business day of the quarter in relation to which the royalties are payable;

4.7.3

will be made without any set-off, deduction or withholding except as may be required by law. If the Licensee is required by law to make any deduction or to withhold any part of any amount due to UCLB under this Agreement, the Licensee will give to UCLB proper evidence of the amount deducted or withheld and payment of that amount to the relevant taxation authority, and will do all things in its power to enable or assist UCLB to claim exemption from or, if that is not possible, to obtain a credit for the amount deducted or withheld under any applicable double taxation or similar agreement from time to time in force; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

4.7.4

shall be made by the due date, failing which UCLB may charge interest on any outstanding amount on a daily basis at a rate equivalent to [***]% above the Bank of England pound sterling base rate then in force in London.

4.8	Royalty Statements

The Licensee shall send to UCLB, at the same time as each royalty payment is made in accordance with Clause 4.4, a statement setting out for the relevant calendar quarter:

4.8.1	in respect of each territory or region in which Licensed Products are sold;

4.8.2	the types of Licensed Product sold;

4.8.3	the quantity of each type sold;

4.8.4	the total invoiced price for each type of Licensed Product sold;

4.8.5

where relevant, details of any Licensed Products that have been sold other than on arm’s length terms for a cash consideration, including the relevant open market price or (if not available) the reasonable price attributed thereto;

4.8.6	the amounts deducted from the Net Sales Value as referred to in paragraph (i) to (iv) of that definition (broken down on a product by product and category by category basis); and

4.8.7	the aggregate royalties on Net Sales Value due to UCLB;

in each case expressed both in local currency and pounds sterling and showing the conversion rates used, during the period to which the royalty payment relates.

4.9	Records

The Licensee shall keep at its normal place of business detailed and up to date records and accounts showing the quantity, description and invoiced price or non-cash consideration for all Licensed Products sold by it or its Affiliates or on its or its Affiliates’ behalf, broken down in each case on a country by country basis, and being sufficient to ascertain the payments due to UCLB under this Agreement.

The Licensee shall make such records and accounts available, on reasonable notice, for inspection during business hours by an independent chartered accountant nominated by UCLB for the purpose of verifying the accuracy of any statement or report given by the Licensee to UCLB under this Clause 4.9. The Licensee shall co-operate reasonably with any such accountant, and shall promptly provide all information and assistance reasonably requested by

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

such accountant. The accountant shall be required to keep confidential all information learnt during any such inspection, and to disclose to UCLB only such details as may be necessary to report on the accuracy of the Licensee’s statement or report. UCLB shall be responsible for the accountant’s charges unless the accountant certifies that there is an inaccuracy of more than [***]% ([***] percent) in any royalty statement, in which case the Licensee shall pay his charges in respect of that inspection.

The Licensee shall ensure that UCLB has the same rights as those set out in this Clause 4.9 in respect of the Licensee’s Affiliates and Sub-licensees.

The Licensee shall co-operate with UCLB in good faith to resolve any discrepancies identified during any such inspection and [***], together with interest on late payment as specified in Clause 4.7.4, within [***] following receipt of a copy of the independent chartered accountant’s report.

4.10	Accounting Standards

Where this Agreement requires a financial calculation to be made or an action to be taken by a party, such calculation will be made or taken in accordance with the generally accepted accounting principles followed by such party.

5.	COMMERCIALISATION

5.1	General Diligence

The Licensee shall use Diligent Efforts to develop and commercially exploit Licensed Products throughout the Territory (including obtaining all and any regulatory approvals which may be required to market and sell the Licensed Products) for the benefit of both Parties.

5.2	Competing Activities

The Licensee shall notify UCLB in confidence if it or any of its Affiliates or its Sub-licensees commences any marketing, sale or commercialisation of any Competing Product or enters into an agreement with any other person with respect to any such activities.

5.3	Development Plan

The Licensee’s initial plan for developing and commercialising Licensed Products is set out in Schedule 4 (the “Initial Development Plan”). The Licensee shall provide to UCLB on each anniversary of the Original Commencement Date a written update to the Initial Development Plan that shall:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

5.3.1	report on all activities conducted under this Agreement by the Licensee and its Affiliates and Sub-licensees since the Original Commencement Date or the date of the previous update (as appropriate);

5.3.2

(where applicable) set out the milestone events achieved since the Original Commencement Date or the date of the previous update (as appropriate) and the Licensee’s reasonable estimate of the dates for achieving any future milestone events;

5.3.3	set out the current and projected activities being taken or planned to be taken by the Licensee and its Affiliates and Sub-licensees to bring Licensed Products to market in the Territory; and

5.3.4	set out the projected sales of Licensed Products (based on the Licensee’s or Sub-licensee’s current forecasts) for each of the next [***] ([***]) years following the date of the report.

UCLB’s receipt or approval of any update to the Updated Development Plan shall not be taken to waive or qualify the Licensee’s obligations under Clause 5.1.

5.4	Annual Meeting

In respect of the Licensed Technology, the Licensee will on UCLB’s request meet with UCLB at least once per calendar year, following the submission of the update to the relevant Development Plan pursuant to Clause 5.3, to discuss progress with development and commercialisation of the Licensed Technology.

5.5	Development Milestones

In addition to the Licensee’s obligations under Clause 5.1, the Licensee shall for each Licensed Technology use Diligent Efforts to achieve the development milestone events specified in Schedule 4 by the dates set out therein. In any instance in which it becomes apparent that a particular development milestone will not be met due to regulatory, technical, safety or efficacy-related reasons or Force Majeure event (pursuant to Clause 11.1), the Parties in good faith will agree upon an appropriate adjust of such milestone and any subsequent milestones.

5.6	Reporting of First Commercial Sale

The Licensee will promptly notify UCLB in writing of the First Commercial Sale of each Licensed Product on a commercial basis in each country within the Territory.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

5.7	Reporting for Impact Purposes

5.7.1

The Licensee acknowledges that part of UCLB’s purpose in licensing the Patents, Know-how and the Materials to the Licensee pursuant this Agreement is to ensure that the Patents, Know-how and the Materials are made available for use and commercial exploitation with the intention of benefitting society and the economy. In order to enable UCLB and UCL to monitor the benefit that they are providing, and to enable UCL to demonstrate the impact of its research activities, to society and the economy, the Licensee will upon request provide to UCLB [***], a written report describing in reasonable detail how it has used the Patents, Know-how and the Materials and the societal and economic benefits generated therefrom.

5.7.2

UCLB shall notify and seek permission from the Licensee in advance, in writing if it wishes to use any written reports received from the Licensee (and the information contained therein) pursuant to Clause 5.7.1 in applications for research or other grant related funding and in submissions to Higher Education funding bodies such as HEFCE and/ or HEIF (or any replacements for either of those entities) and like entities, supplying a written copy of the application for research or other grant related funding or submission (or the relevant sections thereof). The Licensee will respond to UCLB in writing within [***] ([***]) days of receipt of such written information and subject to the removal of any confidential information as notified in such written request by the Licensee, UCLB and UCL shall be entitled to submit the approved applications for research or other grant related funding and in submissions to Higher Education funding bodies such as HEFCE and/ or HEIF (or any replacements for either of those entities) and like entities.

5.8	Quality

The Licensee shall ensure that all of the Licensed Products marketed by it and its Affiliates and Sub-licensees are of satisfactory quality and comply with all applicable laws and regulations in each part of the Territory.

5.9	Marking of Licensed Products

To the extent permitted under the laws of any country, the Licensee shall mark and cause its Affiliates and Sub-Licensees to mark each Licensed Product with the number of each issued Patent which applies to the Licensed Product and a statement that such Licensed Products are sold under licence from UCL Business plc.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

5.10	Disposals of Licensed Products for Free

Notwithstanding the terms of Clause 5.1, the Licensee shall be entitled to supply a reasonable number of Licensed Products to third parties free of charge as promotional items for the purpose of establishing a market for the Licensed Products in the relevant country or territory or for research, evaluation and testing purposes, or for clinical development, provided that the quantity of Licensed Products supplied for free (or for the cost of manufacture) in each country or territory is not excessive and is in line with normal industry practice in such country or territory. Any Licensed Products disposed of to third parties in accordance with this Clause 5.10 shall not be taken into account for the purposes of calculating Net Sales Value.

5.11	Referral to Expert

If UCLB considers at any time during the period of this Agreement that the Licensee has failed to comply with its obligations under Clause 5.1 or 5.3, then the matter shall be referred to an independent expert to answer the following questions:

5.11.1	whether the Licensee has complied with its obligations under Clause 5.1 or 5.3; and if not

5.11.2

what specific action the Licensee should have taken and/or now needs to take (“Specific Action”) in order to fulfil such obligations and within what period the Specific Action should be taken (“Action Period”).

The independent expert shall be appointed in accordance with the provisions of Schedule 2 and his decision shall be final and binding on the Parties.

5.12	Consequences of Expert’s Decision

If the expert determines that the Licensee has failed to comply with its obligations under Clause 5.1 or 5.3, and if the Licensee fails to take the Specific Action within the Action Period, UCLB shall be entitled, by giving, at any time within [***] ([***]) months after the end of that Action Period, not less than [***] ([***]) months’ notice, to (a) convert the licence granted under Clause 2.1 into a non-exclusive licence or (b) terminate this Agreement.

6.	ACCESS TO MEDICINES AND ETHICAL LICENSING

Licensee shall use Diligent Efforts to carry out its activities under this Agreement in a manner which complies with ethical and socially responsible licensing principles and which is designed to fulfil unmet needs in developing countries.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

7.	COMPLIANCE WITH LAWS

7.1	General Compliance with Laws

The Licensee will at all times (and will ensure its Affiliates and Sub-licensees) comply with all legislation, rules, regulations and statutory requirements applying to and obtain any consents necessary for its use of the Patents, the Know-how and the Materials, the development, manufacture, and sale of Licensed Products in any country or territory.

7.2	Bribery Act

The Licensee shall (and shall procure that any persons associated with it engaged in the performance of this Agreement including its Affiliates and Sub-licensees shall):

7.2.1

comply with all applicable laws and codes of practice relating to anti-bribery and anti-corruption including the Bribery Act 2010 and without prejudice to the foregoing generality, shall not engage in any activity, practice or conduct which would constitute an offence under sections 1, 2 or 6 of the Bribery Act 2010 or do or omit to do any act that will cause or lead UCLB to be in breach of the Bribery Act 2010;

7.2.2

comply with UCLB’s ethics, anti-bribery and anti-corruption policies as notified to the Licensee from time to time and have, maintain in place and enforce throughout the term of this Agreement adequate procedures to ensure compliance with Clause 7.2.1; and

7.2.3	promptly report to UCLB any request or demand for any undue financial or other advantage of any kind received in connection with the performance of this Agreement.

For the purpose of this Clause 7.2, the meaning of adequate procedures and whether a person is associated with another person shall be determined in accordance with the Bribery Act 2010 (and any guidance issued under section 9 of that Act). Breach of this Clause 7.2 shall be deemed a material breach of this Agreement entitling UCLB to terminate under Clause 10.3.1.

7.3	Export Control Regulations

The Licensee shall ensure that, in using the Patents, Know-how or Materials and in selling Licensed Products, it and its Affiliates, employees, sub-contractors and Sub-licensees comply fully with any United Nations trade sanctions or EU or UK legislation or regulation, from time to time in force, which impose arms embargoes or control the export of goods, technology or software, including weapons of mass destruction and arms, military, paramilitary and security equipment and dual-use items (items designed for civil use but which can be used for military purposes) and certain drugs and chemicals.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

8.	INTELLECTUAL PROPERTY

8.1	Obtain and Maintain the Patents

8.1.1

The Licensee shall be responsible for the drafting, filing, prosecution and maintenance of all of the Patents at the Licensee’s cost and expense. Subject to resource availability, UCLB shall use commercially reasonable efforts to provide such assistance as the Licensee may request to prosecute and maintain the Patents[***].

8.1.2

The Patents will be filed, prosecuted and maintained in the countries and territories where Licensee normally files its patent applications and patents for other gene therapy products. The Licensee shall notify UCLB of any decisions as to which (if any) additional countries to file and maintain Patents in.

8.1.3

The Licensee shall consult with UCLB in relation to all material changes to the patent claims or specifications that would have the effect of reducing or limiting the scope of the Patents, and not make any such changes without the prior written consent of UCLB. Such consent shall not be unreasonably withheld or delayed provided that UCLB has been given as much notice as is practicable, and in any event no less than [***] days’ notice (or such shorter period for response dictated by the relevant patent office) of such proposed changes, and has been given an opportunity to file divisionals, continuations and/or such other types of protection to cover any claims or subject matter that the Licensee intends to remove from the scope of the Patents. If UCLB fails to respond before the end of the [***] day period (or such shorter period for response dictated by the relevant patent office), the Licensee may proceed with the proposed changes to the patent claims or specifications. The Licensee will ensure that UCLB receives copies of all correspondence to and from Patent Offices in respect of the Patents, including copies of all documents generated in or with such correspondence, and shall be given reasonable notice (or such shorter period for response dictated by the relevant patent office) of and the opportunity to participate in any conference calls or meetings with the Licensee’s patent attorneys in relation to the drafting, filing, prosecution and maintenance of the Patents, so that UCLB may be continuously informed of progress with the drafting, filing, prosecution and maintenance of the Patents. Such involvement of UCLB under this Clause 8.1.3 shall be at UCLB’s cost and expense.

8.1.4

If the Licensee wishes to abandon any application contained with the Patents or not to maintain any such Patent, it shall give [***] ([***]) months’ prior written notice to UCLB and on the expiry of such notice period the licences of the relevant Patents granted to the Licensee under this Agreement shall cease.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

8.1.5	In the event that any of rights granted hereunder become non-exclusive, responsibility for the drafting, filing, prosecution and maintenance of all of the Patents shall revert to UCLB.

8.2	Infringement of the Patents, the Know-how and/or the Materials

8.2.1

The Licensee and UCLB shall promptly give to each other written notice if it becomes aware of any infringement or potential infringement of any of the Patents or any unauthorised use of the Know-how or the Materials or any challenge to the validity or ownership of the Patents, the Know-how or the Materials and the Licensee and UCLB shall consult with each other to decide the best way to respond to such infringement, unauthorised use or challenge.

8.2.2

The Licensee shall have the primary obligation and right to take action against any third party alleged to be infringing the Patents or making unauthorised use of the Know-how or the Materials and to defend the Patents against challenges to validity or ownership at its sole expense, provided that:

(a)

the Licensee and UCLB shall use their commercially reasonable efforts to eliminate the infringement without litigation. If the efforts of the Licensee, and UCLB are not successful in eliminating the infringement within [***] ([***]) days after the infringer has been formally notified of the infringement by the Licensee, the Licensee shall have the right after consulting with UCLB, to commence suit on its own account;

(b)	UCLB shall on the Licensee’s request cooperate with the Licensee in such action [***];

(c)	the Licensee shall be solely responsible for the conduct of the action or for settlement thereof and shall be entitled to all damages received from such action, subject to Clause 8.2.4; and

(d)

if the Licensee is unsuccessful in persuading the alleged infringer to desist within [***] ([***]) months of the Licensee first becoming aware of any potential infringement of the Patents for any Licensed Technology or fails without a commercially reasonable basis (relative the Licensed Technology or to other technology licenced to Licensee by UCLB) to initiate an infringement action within [***] ([***]) months of becoming aware of such infringement, UCLB shall have the right, at its sole discretion, to prosecute such infringement under its sole control and [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

8.2.3

Before starting or defending or settling any legal action under Clause 8.2.2, the Licensee shall consult with UCLB as to the advisability of the action or defence or settlement, its effect on the good name of UCLB, the public interest, and how the action or defence should be conducted.

8.2.4	The Licensee shall [***] in such action or defence.

8.2.5

UCLB shall if reasonably requested by the Licensee agree to be joined in any suit to enforce such rights or will take such action in its own name [***] and shall have the right to be separately represented by its own counsel [***]. Notwithstanding the foregoing, [***].

8.3	Infringement of Third Party Rights

8.3.1

If any warning letter or other notice of infringement is received by the Licensee or UCLB, or legal suit or other action is brought against the Licensee or UCLB, alleging infringement of third party rights in the manufacture, use or sale of any Licensed Product or use of any Patents, Know-how or Materials, that Party shall (in the case of UCLB) promptly provide full details to the Licensee and (in the case of the Licensee) promptly provide full details to UCLB, and the Licensee and UCLB shall discuss the best way to respond.

8.3.2

The Licensee shall have the right but not the obligation to defend such suit to the extent it relates to Licensee’s or its Affiliates’ or Sub-licensee’s activities and shall have the right to settle with such third party, provided that [***]. In the event that the Licensee, Affiliates or Sub-licensees do not take forward an action, UCLB shall have the right, at its sole discretion, to defend such suit under its sole control and [***].

9.	WARRANTIES AND LIABILITY

9.1	Warranties by UCLB

UCLB warrants as of the Original Commencement Date and undertakes as follows to its reasonable knowledge and without having undertaken any due and careful enquires whether specific or general in nature:

9.1.1	It is the owner of the Patents;

9.1.2	it has the authority to grant the licences under this Agreement; and.

9.1.3

so far as it is aware (having made no enquiry of any third parties or conducted any freedom to operate searches), use and exploitation of the Patents will not infringe the intellectual property rights of any third party.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

UCLB warrants and undertakes:

9.1.4	it has full power and authority to enter into and perform this Agreement which, when executed, will constitute valid and legally binding obligations on UCLB; and

9.2	Warranties by the Licensee

The Licensee warrants as of the Original Commencement Date and undertakes that in respect of the Licensed Technology that:

9.2.1	full power and authority to enter into and perform this Agreement, which, when executed, will constitute valid and legally binding obligations on the Licensee;

9.2.2

entry into this Agreement will not result in any breach of, or violation of the terms or provisions of, the constitutional documents of the Licensee or any other agreement or instrument by which it is bound;

9.2.3	so far as it is aware (having made no enquiry of any third parties), use and exploitation of the Patents will not infringe the intellectual property rights of any third party;

9.2.4

neither it nor any of its Affiliates is currently researching, developing, marketing, selling or otherwise commercialising any Competing Product (“Competing Activities”), nor has any of them entered into an agreement with any other person with respect to any Competing Activities; and

9.2.5	it shall notify UCLB if it or any of its Affiliates or its Sub-licensees commences any Competing Activities or enters into an agreement with any other person with respect to any Competing Activities.

9.3	Warranties by Meira

Licensee warrants as of the Original Commencement Date and undertakes that full power and authority to enter into and perform this Agreement which, when executed, will constitute valid and legally binding obligations on Licensee.

9.4	Acknowledgements

The Licensee acknowledges that:

9.4.1

the inventions claimed in the Patents, and the Know-how and the Materials are at an early stage of development. Accordingly, specific results cannot be guaranteed and any results, materials, information or other items (together “Delivered Items”) provided under this Agreement are provided “as is” and without any express or implied warranties, representations or undertakings. As examples, but without limiting the foregoing, UCLB does not give any warranty that Delivered Items are of merchantable or satisfactory quality, are fit for any particular purpose, comply with any sample or description, or are viable, uncontaminated, safe or non-toxic.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

9.4.2

UCLB has not performed any searches or investigations into the existence of any third party rights that may affect any of the Patents, Know-how or Materials or the use and exploitation of any of the Patents, Know-how or Materials.

9.5	No Other Warranties

9.5.1

Each of the Parties acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation, warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded from this Agreement to the fullest extent permitted by law.

9.5.2	Without limiting the scope of Clause 9.5.1, UCLB does not make any representation nor give any warranty or undertaking:

(a)

express or implied, including, without limitation, any implied warranties of merchantability or of fitness for a particular purpose with respect to any Patent, trademark, software, non-public or other information, or tangible research property, licensed or otherwise provided to the Licensee hereunder and hereby disclaims the same;

(b)	as to the efficacy or usefulness of the Patents, Know-how or Materials; or

(c)

whatsoever with regard to the scope of any of the Patents or that any of the Patents is or will be valid or (in the case of an application) will proceed to grantor that such Patents may be exploited by the Licensee, Affiliate or Sub-licensee without infringing other patents; or

(d)	that the Materials or the method used in making or using the Materials are free from liability for patent infringement; or

(e)

that the use of any of the Patents, Know-how or Materials, Licensed Technology, the manufacture, sale or use of the Licensed Products, or the exercise of any of the rights granted under this Agreement will not infringe any intellectual property or other rights of any other person; or

(f)

that the Know-how or any other information communicated by UCLB to the Licensee under or in connection with this Agreement will produce Licensed Products of satisfactory quality or fit for the purpose for which the Licensee intended or that any product will not have any defect, latent or otherwise, and whether or not discoverable by inspection; or

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

(g)	as imposing any obligation on UCLB to bring or prosecute actions or proceedings against third parties for infringement or to defend any action or proceedings for revocation of any of the Patents; or

(h)	as imposing any liability on UCLB in the event that any third party supplies Licensed Products to customers located in the Territory; or

(i)	that there will be no similar or competitive products or services manufactured, used, sold or supplied by any third party in the Territory.

9.6	Responsibility for Development of Licensed Products

The Licensee shall be exclusively responsible for its and its Affiliates’ and Sub-licensees’ use of the Patents, Know-how and Materials, the technical and commercial development and manufacture of Licensed Products and for incorporating any modifications or developments thereto that may be necessary or desirable, for all Licensed Products sold or supplied, notwithstanding any consultancy services or other contributions that UCLB and/or UCL may provide in connection with such activities.

9.7	Indemnity

The Licensee shall indemnify each of UCLB and UCL, and each of their respective officers, directors, Council members, employees and representatives (together, the “Indemnitees”) against all third party Claims that may be asserted against or suffered by any of the Indemnitees and which relate to:

9.7.1	the use by the Licensee or any of its Affiliates or Sub-licensees of any of the Patents, Know-how or Materials; or

9.7.2	use of the Licensed Technology by or on behalf of the Licensee or any of its Affiliates or Sub-licensees; or

9.7.3

the development, manufacture, use, marketing or sale of, or any other dealing in, any of the Licensed Products, by or on behalf of the Licensee or any of its Affiliates or Sub-licensees, or subsequently by any customer or any other person, including claims based on product liability laws.

The indemnity given by the Licensee to each Indemnitee under this Clause 9.7 will not apply to any third party Claim to the extent that it is attributable to the negligence, gross negligence, reckless misconduct or intentional misconduct of any Indemnitee.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

9.8	Limitations of Liability

9.8.1

To the extent that UCLB or any of its Affiliates has any liability in contract, tort, or otherwise under or in connection with this Agreement, including any liability for breach of warranty, their liability shall be limited in accordance with the following provisions of this Clause 9.8.

9.8.2

The aggregate liability of UCLB and any of its Affiliates shall be limited to the total income that UCLB has received from the Licensee pursuant to this Agreement (but excluding any other costs or expenses associated with drafting, filing, prosecuting, maintaining or defending any Patents or providing any assistance to the Licensee) during the period of [***] ([***]) years preceding the date on which the liability arises, or fifty thousand pounds (£50,000) sterling, whichever is the higher.

9.8.3

The liability of the Licensee to UCLB shall be limited to the limit of its insurance as set out in Clause 9.9.1, except that in the case of product liability, the liability of the Licensee under this Agreement shall be unlimited.

9.8.4

In no circumstances shall any Party or any Indemnitee be liable for any loss, damage, costs or expenses of any nature that is (a) of an indirect, special or consequential nature or (b) any loss of profits (whether direct or indirect), revenue, business opportunity or goodwill, which arises directly or indirectly from that Party’s breach or nonperformance of this Agreement, or negligence in the performance of this Agreement or from any liability arising in any other way out of the subject matter of this Agreement even if the Party bringing the claim has advised any other Party or the relevant Indemnitee of the possibility of those losses arising, or if such losses were within the contemplation of the Parties or the Indemnitee.

9.8.5

Nothing in this Agreement excludes any Party’s liability to the extent that it may not be so excluded under applicable law, including any such liability for death or personal injury caused by that Party’s negligence, or liability for fraud or fraudulent misrepresentation.

9.9	Insurance

9.9.1

The Licensee shall take out with a reputable insurance company and maintain at all times during the term of this Agreement public and product liability and professional indemnity insurance including against all loss of and damage to property (whether real, personal or intellectual) and injury to persons including death arising out of or in connection with this Agreement and the Licensee’s and its Affiliates’ and Sub-licensees’ use of the Patents, Know-how or Materials and use, sale of or any other

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

dealing in any of the Licensed Products. Such insurances may be limited in respect of one claim provided that such limit must be at least [***] pounds (£[***]) sterling, unless the Licensee commences any business in manufacturing, distribution, supply or otherwise make available to the public any products, in which case such limit must be at least [***] pounds (£[***]) sterling. Such insurance shall continue to be maintained for a further [***] years from the end of this Agreement.

9.9.2

The Licensee will produce to UCLB at all times upon demand proof that the insurance cover required pursuant to Clause 9.9.1 is in force and evidence that all premiums have been paid up to date. If UCLB becomes aware that the Licensee has failed to maintain the insurance required pursuant to Clause 9.9.1, UCLB may effect such insurance and the Licensee will reimburse UCLB for the reasonable cost of effecting and maintaining such insurance on demand.

10.	DURATION AND TERMINATION

10.1	Commencement and Expiry

This Agreement shall commence as of the Commencement Date and, unless terminated earlier in accordance with this Clause 10, the licences granted hereunder shall continue in force on a country by country basis until the later of the last payment obligation of Licensee expires under this Agreement. Upon such expiry, Licensee’s licenses under this Agreement shall become full-paid, perpetual and irrevocable.

10.2	Termination of the Original Agreement

Upon the Commencement Date, pursuant to Amendment No. 4 to the Original Agreement, the Licensed Technology shall be excluded from the Original Agreement, and Licence Addendum Number 1 shall be deemed to have terminated. All other provisions of the Original Agreement (including the options set out in Clause 2.6 of the Original Agreement which have not been exercised by the Licensee prior to the Commencement Date, i.e., the options in relation to Specified Technologies [***]) together with any accrued rights of the Parties under the Original Agreement prior to the Commencement Date shall continue in full force and effect.

10.3	Early Termination

Each Party (the “Terminating Party”) may terminate this Agreement at any time by notice in writing to the other Parties (“Other Parties”), such notice to take effect as specified in the notice:

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

10.3.1

If, in the case of UCLB, either of the Other Parties, or in the case of the Licensee or Meira, UCLB, is in material breach of this Agreement and, in the case of a breach capable of remedy within thirty (30) days, the breach is not remedied within thirty (30) days of the Other Parties receiving notice specifying the breach and requiring its remedy or where the breach relates to non-payment of an undisputed sum due under this Agreement, the sum is not paid in full within fourteen (14) days following the Other Party receiving notice specifying the nonpayment and requiring payment in full; provided however, that in respect on breaches not relating to non-payment, if such breach is capable of being cured but cannot be cured within such thirty (30) day period and the Other Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the Other Party shall have such additional period as is reasonable under the circumstances to cure such breach; it being understood that no such extension shall apply with respect to any undisputed payment obligations or extend beyond six (6) months from the end of such thirty (30) day period. In the event there is a genuine dispute between the Parties with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Clause 10.3.1 shall take effect while the Parties are actively working to resolve such dispute; or

10.3.2	if:

(a)	in the case of UCLB, either of the Other Parties, or in the case of the Licensee or Meira, UCLB, becomes insolvent or unable to pay its debts as and when they become due;

(b)

an order is made or a resolution is passed for the winding up of in the case of UCLB, either of the Other Parties, or in the case of the Licensee or Meira, UCLB (other than voluntarily for the purpose of solvent amalgamation or reconstruction);

(c)

a liquidator, administrator, administrative receiver, receiver or trustee is appointed in respect of the whole or any part of, in the case of UCLB, either of the Other Parties’, or in the case of the Licensee or Meira, UCLB’s, assets or business;

(d)	in the case of UCLB, either of the Other Parties, or in the case of the Licensee or Meira, UCLB, makes any composition with its creditors;

(e)	in the case of UCLB, either of the Other Parties, or in the case of the Licensee or Meira, UCLB, ceases to continue its business; or

(f)	any event analogous to the events referred to in paragraphs (a) to (e) above occurs in any other jurisdiction.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

10.4	UCLB may terminate this Agreement by giving written notice to the Licensee and Meira, such termination to take effect forthwith or as otherwise stated in the notice:

10.4.1	if there is any change of Control of the Licensee involving the categories of persons or Affiliates of persons prohibited by Clause 2.3;

10.4.2

the Licensee is in persistent breach of the Agreement at least [***] ([***]) times in a calendar year, wherein the nature of each such breach is the same in each instance, and where the Parties have failed to agree on a mechanism to remedy the persistent nature of such breaches within a reasonable period following UCLB notifying Licensee of the persistent breaches and requesting that the Licensee enters into discussions with UCLB as to mechanisms for remedying the persistent breaches or if the Parties have agreed to a mechanism to remedy the persistence of such breach by that mechanism if not fully complied with by the Licensee; or

10.4.3	if the Licensee shall enter into any sub-licence with any of the categories of persons or Affiliates of persons prohibited by Clause 2.3 which may, adversely affect UCL’s and/or UCLB’s reputation;

10.4.4

subject to Clause 5.5, if the Licensee fails to achieve any of the milestone events described in Schedule 4 provided that if achievement of any of the milestone events should be compromised due to technical, legal or regulatory issues, the Parties shall first meet and UCLB will work with the Licensee to manage the delivery schedule and provided that the Licensee is using Diligent Efforts to correct the issues, the applicable deadline in Schedule 4 shall be extended by six (6) months or such other time period as shall be agreed between the Parties in writing after which if the Licensee has not achieved the milestone UCLB shall be entitled, subject to Clauses 5.11 and 5.12, to terminate this Agreement by giving written notice to the Licensee.

10.5

A Party’s right of termination under this Agreement, and the exercise of any such right, shall be without prejudice to any other right or remedy (including any right to claim damages) that such Party may have in the event of a breach of contract or other default by any other Party.

10.6	Consequences of Termination

10.6.1

Upon expiry of the period of this Agreement, and subject to all royalties and any other sums due to UCLB under this Agreement having been duly paid, the Licensee shall have a fully paid up licence to the Patents, the Know-how and the Materials of the same scope as set forth in Clause 2.1 without any further obligation to pay any further sums to UCLB under Clause 4. Notwithstanding the foregoing the Licensee acknowledges that once each Patent expires or is abandoned or withdrawn or allowed to lapse in any country or territory, third parties in that country or territory will be entitled to use the inventions claimed in the Patent and that accordingly the licence granted to the Licensee under Clause 2.1 will no longer be exclusive in that country or territory.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

10.6.2	Upon termination of this Agreement by UCLB under Clause 10.3.1 (for Licensee’s uncured material breach) or under Clause 10.4:

(a)

the Licensee and its Affiliates and Sub-licensees shall be entitled to sell, use or otherwise dispose of (subject to payment of royalties under Clause 4) any unsold or unused stocks of the Licensed Products for a period of [***] ([***]) months following the date of termination;

(b)

subject to paragraph (a) above, any license that has not become fully paid-up in accordance with Clause 10.1 shall terminate and the Licensee and its Affiliates (and subject to Clause 2.3, its Sub-licensees) shall no longer be licensed to use or otherwise exploit the Patents and/or the Know-how and/or the Materials, in so far and for as long as any of the Patents remains in force and the Know-how remains confidential;

(c)	the Licensee shall consent to the cancellation of any formal licence granted to it, or of any registration of it in any register, in relation to any of the Patents;

(d)

the Licensee will, promptly on UCLB’s request, provide (and will ensure that its patent agents provide) to UCLB all information, documentation and assistance (including executing documents) which are in the possession of Licensee or its patent agents relating to the Patents and which UCLB may reasonably require to enable it to continue with the drafting, filing, prosecution and maintenance of the Patents;

(e)	except as set out in Clause 2.3, all sub-licences of the Patents and/or the Know-how and/or the Materials granted by the Licensee pursuant to this Agreement will automatically terminate;

(f)

UCLB shall, upon the written request of either of the other Parties, and each of the Licensee and Meira shall, upon the written request of UCLB, return or destroy any documents or other materials that are in its or its Affiliates possession or under its or their control and that contain the requesting Party’s Confidential Information.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

10.6.3

Upon termination of this Agreement by UCLB under Clause 10.3.1 (for Licensee’s uncured material breach) or under Clause 10.4, in the event that UCLB would be unable, absent a licence from the Licensee, to use or permit others to use or to exploit or permit others to exploit the relevant Licensed Technology without infringing intellectual property rights in any invention developed by the Licensee, whether solely or jointly with others (“Blocking Invention”), the Licensee shall be deemed to have granted UCLB the irrevocable non-exclusive right to use, exploit and permit others to use and exploit the Blocking Invention only in conjunction with the relevant Licensed Technology. The Licensee shall at the request of UCLB provide (and will ensure that its patent agents provide) to UCLB all information, documentation and assistance (including executing documents) which UCLB may reasonably require to enable it to continue with the drafting, filing, prosecution and maintenance of the Patents licensed under this Agreement;

10.7

Upon termination of this Agreement by UCLB under Clause 10.3.1 (for Licensee’s uncured material breach) or under Clause 10.4, the Licensee shall, to the extent it is able to do so without being in breach of any obligation owed to a third party, disclose to UCLB full details of any and all Intellectual Property generated at any time by or on behalf of the Licensee as a result of the exercise of the Licensee’s rights under this Agreement (“Licensee IP”) and, upon UCLB’s written request within [***] ([***]) days following such disclosure, negotiate in good faith to agree the terms of an exclusive or non-exclusive licence to UCLB (as UCLB may request) under the Licensee IP. If the Parties fail to agree the terms of such a licence within [***] days following commencement of such negotiation, despite negotiating in good faith, UCLB’s rights under this Clause shall lapse. If Licensee may terminate this Agreement under Clause 10.3.1 (for UCLB or its Affiliates uncured material breach), then Licensee may elect, in lieu of terminating the entire Agreement, to have all licenses granted to the Licensee under this Agreement continue in force, subject to Licensee’s fulfilment of [***] percent ([***]%) of its payment obligations under Clause 4 after what would have been the effective date of such termination.

10.8

Upon termination of this Agreement for any reason, the provisions of Clauses 1, 2.3, 2.5, 3.1 to 3.5, 4 (in respect of amounts paid and payable to UCLB in respect of the period up to and including the date of termination), 5.7, 7, 9, 10.7, 10.8, 10.8 and 11 of this Agreement shall remain in force.

11.	GENERAL

11.1	Force Majeure

11.1.1

Any delays in or failure of performance by a Party under this Agreement will not be considered a breach of this Agreement and if and to the extent that such delay or failure is caused by occurrences beyond the reasonable control of that Party including acts of God; acts, regulations and laws of any government; strikes or other concerted acts of workers; fire; floods; explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder will be extended by the actual time of delay caused by any such occurrence.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

11.1.2	If (a) UCLB or (b) the Licensee or Meira is prevented from carrying out its obligations:

(a)

under this Agreement for a continuous period of [***] ([***]) months, the Licensee (in the case of (a)) or UCLB (in the case of (b)), may terminate this Agreement on giving [***] ([***]) days prior written notice provided always that at the date upon which termination becomes effective the Party which was prevented from carrying out its obligations under this Agreement remains so prevented.

11.2	Amendment

This Agreement may only be amended in writing signed by duly authorised representatives of the Parties.

11.3	Assignment and Third Party Rights

11.3.1

Subject to Clause 11.3.3, the Licensee shall not assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement, nor any of the Patents, Know-how or Materials, without the prior written consent of UCLB.

11.3.2	UCLB may assign all its rights and obligations under this Agreement together with its rights in the Patents, Know-how and Materials to any third party.

11.3.3

The Licensee, subject to obtaining the consent of UCLB which shall not be unreasonably withheld or delayed (except in relation to those categories of persons or Affiliates of persons prohibited by Clause 2.3), may assign all its rights and obligations under this Agreement together with its rights in the Patents, Know-how and Materials to any third party to which it transfers all or substantially all of its assets or business, provided that the assignee undertakes to UCLB to be bound by and perform the obligations of the assignor under this Agreement. However, the Licensee shall not have such a right to assign this Agreement if it is insolvent.

11.3.4	Meira shall not assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement without the prior written consent of UCLB.

11.4	Waiver

Any waiver given under or in relation to this Agreement shall be in writing and signed by or on behalf of the relevant Party. No failure or delay on the part of a Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

11.5	Invalid Clauses

If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

11.6	No Agency

No Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

11.7	Interpretation

In this Agreement:

11.7.1

the headings are used for convenience only and shall not affect its interpretation; references to persons shall include incorporated and unincorporated persons; references to the singular include the plural and vice versa; and references to the masculine include the feminine;

11.7.2	references to Clauses and Schedules mean clauses of, and schedules to, this Agreement;

11.7.3	references in this Agreement to termination shall include termination by expiry;

11.7.4	where the word “including” is used it shall be understood as meaning “including without limitation”;

11.7.5

any reference to any English law term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English law term;

11.7.6	where there is any conflict or inconsistency between the main body of this Agreement and any of the schedules, then the main body of the Agreement shall prevail;

11.7.7	time shall be of the essence in relation to the performance of Meira’s and the Licensee’s obligations under this Agreement; and

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

11.7.8

any reference to the sale of a Licensed Product by the Licensee or its Affiliates or Sub-licensees will be taken to include any supply or other disposal of Licensed Products, and the term sold shall be construed accordingly.

11.8	Notices. Addresses for Service

11.8.1

Any notice to be given under this Agreement shall be in English, in writing and shall be delivered by first class recorded delivery mail (if sent to an inland address) or by international courier (if sent to an address outside of the United Kingdom), to the address of the relevant Party set out at the head of this Agreement, or such other address as that Party may from time to time notify to the other Parties in accordance with this Clause 11.8.

11.8.2

Notices sent as above shall be deemed to have been received [***] ([***]) working day after the day of posting in the case of delivery inland first class recorded delivery mail, or [***] ([***]) working days after the date of collection by the international courier.

11.9	Law and Jurisdiction

The validity, construction and performance of this Agreement, and any contractual and non-contractual claims arising hereunder, shall be governed by English law and shall be subject to the exclusive jurisdiction of the English courts to which the Parties hereby submit, except that a Party may seek an interim injunction (or an equivalent remedy) in any court of competent jurisdiction.

11.10	Entire Agreement

This Agreement, including its Schedules, sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter including, without limitation, the parts of the Original Agreement that pertains to the Specified Technology [***] and the Licence Addendum Number 1. Subject to Clause 9.8.5, the Parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement. For clarity, this Agreement is not intended to supersede or affect the effectiveness of the parts of the Original Agreement that does not pertain to the Specified Technology [***] and the Licence Addendum Number 1. Such parts of the Original Agreement that does not pertain to the Specified Technology [***] and the Licence Addendum Number 1 includes, without limitation, the parts that pertains to the Specified Technology [***] through [***].

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

11.11	Third Parties

Except for the rights of UCL as provided in Clause 2.4, the rights of the Indemnitees as provided in Clause 9.7, the limitations of liability afforded to the Indemnitees pursuant to Clause 9.8, who may in their own right enforce and rely on the provisions of those Clauses, this Agreement does not create any right enforceable by any person who is not a party to it (“Third Party”) under the Contracts (Rights of Third Parties) Act 1999, but this Clause 11.11 does not affect any right or remedy of a Third Party which exists or is available apart from that Act.

11.12	Non-use of Names; Announcements

11.12.1

The Licensee shall not use, and shall ensure that its Affiliates and Sub-licensees do not use, the name, any adaptation of the name, any logo, trademark or other device of UCLB, nor of the inventors named on the Patents nor the Principal Investigators in any advertising, promotional or sales materials without prior written consent obtained from UCLB in each case, except that the Licensee may state that it is licensed by UCLB under the Patents.

11.12.2

Except as permitted under Clauses 3.3.1 and 5.7, no Party shall make any press or other public announcement concerning any aspect of this Agreement, or make any use of the name or trademarks of any other Party in connection with or in consequence of this Agreement, without the prior written consent of the relevant other Party.

11.13	Escalation

If the Licensee or Meira on the one hand, and UCLB on the other, are unable to reach agreement on any issue concerning this Agreement or the Project within [***] days after one either has notified the other of that issue, they will refer the matter to the [***] in the case of UCLB, and to the [***] in the case of the Licensee and Meira in an attempt to resolve the issue within the time specified elsewhere in this Agreement in the case of other disputes. Any Party may bring proceedings in a court of competent jurisdiction if the matter has not been resolved within that prescribed period, and any Party may apply to the court for an injunction, whether or not any issue has been escalated under this Clause 11.13.

[Signature Page Follows]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

EXECUTED on the date set out at the head of this Agreement.

For and on behalf of

UCL Business PLC

/s/ [***]
Signed

[***]
Print name

[***]
Title

29 January 2019
Date

For and on behalf of

MEIRAGTX UK II LIMITED

/s/ Zandy Forbes
Signed

Zandy Forbes
Print name

President and CEO
Title

Jan 29, 2019
Date

For and on behalf of

MEIRAGTX LIMITED

/s/ Zandy Forbes
Signed

Zandy Forbes
Print name

President and CEO
Title

Jan 29, 2019
Date

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

SCHEDULE 1

LICENSED TECHNOLOGY

Part A: The Patents

[***]

Part B: The Know-how

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

SCHEDULE 2

APPOINTMENT OF EXPERT

For the purposes of this Schedule 2 only, the “Parties” shall mean the Licensee and UCLB. If either Party wishes to appoint an independent expert (the “Expert”) to determine any matter pursuant to any Clause of this Agreement, the following procedures will apply:

1.

The Party wishing to appoint the Expert (the “Appointing Party”) will serve a written notice on the other Party (the “Responding Party”). The written notice will specify the Clause pursuant to which the appointment is to be made and will contain reasonable details of the matter(s) which the Appointing Party wishes to refer to the Expert for determination.

2.

The Parties shall within [***] ([***]) days following the date of the Appointing Party’s written notice use all reasonable efforts to agree who is to be appointed as the Expert to determine the relevant matter(s). If the Parties are unable to agree upon the identity of the Expert within that timescale, the Expert shall be appointed by the President (for the time being) of the Licensing Executives Society Britain and Ireland upon written request of either Party.

3.

Each Party will within [***] ([***]) days following appointment of the Expert, prepare and submit to the Expert and the other Party a detailed written statement setting out its position on the matter(s) in question and including any proposals which it may wish to make for settlement or resolution of the relevant matter.

4.	Each Party will have [***] ([***]) days following receipt of the other Party’s written statement to respond in writing thereto. Any such response will be submitted to the other Party and the Expert.

5.

The Expert will if he/ she deems appropriate be entitled to seek clarification from the Parties as to any of the statements or proposals made by either Party in their written statement or responses. Each Party will on request make available all information in its possession and shall give such assistance to the Expert as may be reasonably necessary to permit the Expert to make his/ her determination.

6.

The Expert will issue his/ her decision on the matter(s) referred to him/ her in writing as soon as reasonably possible, but at latest within [***] ([***]) months following the date of his/ her appointment. The Expert’s decision shall (except in the case of manifest error) be final and binding on the Parties.

7.	The Expert will at all times act as an independent and impartial expert and not as an arbitrator.

8.	The Expert’s charges will be borne as he/ she determines in his written decision.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

SCHEDULE 3

DEFINITION OF TOBACCO INDUSTRY FUNDING (REVISED 2009)

FROM THE CANCER RESEARCH UK CODE OF PRACTICE ON TOBACCO INDUSTRY FUNDING TO UNIVERSITIES.

http://www.cancerresearchuk.org/science/funding/terms-conditions/funding-policies/policy-tobacco/

A tobacco company is defined for the purposes of this policy as one that:

•	Derives over 5% of revenues from manufacturing tobacco products;

•	Derives 15%+ of revenues from the manufacture of products necessary for the production of tobacco products;

•	Derives 15% of revenues from the sale of tobacco products (and has 30 or more staff);

•	Owns a tobacco company (the company owns 50% or more of a tobacco company);

•	Is more than 50% owned by a company with tobacco involvement.

The following do not constitute tobacco industry funding for the purposes of this Code:

•	legacies from tobacco industry investments (provided these are sold on immediately)

•	funding from a trust or foundation no longer having any connection with the tobacco industry even though it may bear a name that (for historical reasons) has tobacco industry associations.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

SCHEDULE 4

DEVELOPMENT PLAN

The Development Plan for the Licensed Technology is shown below

Activity	Timeline
Preclin/manufacture	[***]

Initiate Phase I/II	[***]

Initiate Phase II/III	[***]

Complete Phase II/III	[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by MeiraGTx Holdings plc

[***]

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.